                             RESTATED

                   CERTIFICATE OF INCORPORATION

                                OF

                    LIFETIME COMMUNITIES, INC.


     The following is a Restated Certificate of Incorporation of Lifetime Communities, Inc., a corporation for profit incorporated under the laws of Delaware. The original Certificate of Incorporation of Lifetime Communities, Inc. was filed with the Secretary of State of the State of Delaware on July 27, 1977. This Restated Certificate of Incorporation was duly proposed by the directors and adopted by the stockholders of said corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware pursuant to a Plan and Agreement of Merger adopted by the shareholders of Lifetime Communities, Inc., and BEI Holdings, Ltd., a corporation formed under the laws of Georgia, and integrates all previous amendments and reflects the amendments required by such agreement. This Restated Certificate of Incorporation shall be effective at 5:00 p.m. E.D.T. on May 30, 1986.

     The Restated Certificate is as follows:

     FIRST:    The name of this corporation is:

                        BEI HOLDINGS, LTD.

     SECOND:   The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:   (a)  The total number of shares of stock which the corporation shall have authority to issue is twenty million (20,000,000) shares which shall be divided into classes as follows: fifteen million (15,000,000) shares shall be common stock, each share of which shall have a par value of $.05 (five cents); and five million (5,000,000) shares shall be preferred stock, each share of which shall have a par value of $1.00 (one dollar) having such voting powers, full or limited, or no voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as may be fixed by resolution of the Board of Directors.

     (b) The holders of common stock shall be entitled to one vote for each share of stock held. Subject to limitations prescribed by law, this Certificate of

Incorporation, and any resolution adopted by the Board of Directors pursuant to this Article relating to preferred stock:

          (1) the holders of common stock shall have the right to vote for the election of directors of the corporation or on any other matter;

          (2) dividends may be paid upon the common stock as and when declared by the Board of Directors out of any funds legally available therefor;

          (3) upon any dissolution or distribution of the assets of the corporation, whether voluntary or involuntary, the remaining net assets of the corporation shall be distributed pro rata to the holders of the common stock.

     (c) The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the General Corporation Law of Delaware, to establish the number of shares to be included in each such series, and to fix voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (1) the number of shares constituting that series and the distinctive designation of that series;

          (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates;

          (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

          (7) any other relative rights, preferences and limitations of that series.

     FIFTH:    The name and mailing address of the incorporator is:

                         Arthur W. Milam
                           P.O. Box 58
                   Jacksonville, Florida 32201

     SIXTH:    The corporation is to have perpetual existence.

     SEVENTH: The property, affairs and business of the corporation shall be managed by its Board of Directors consisting of not less than six (6) nor more than nine (9) persons. The exact number of directors within the maximum and minimum limitations specified herein shall be fixed from time to time by resolution of the Board of Directors. The directors shall be classified with respect to the time during which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. All directors shall hold office until their successors shall be elected and shall qualify. At the first meeting of the stockholders of the corporation held for the election of such classified Board of Directors, the directors of the first class shall be elected for a term of one year, the directors of the second class for a term of two years, and the directors of the third class for a term of three years. At each annual meeting of stockholders held thereafter, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. The directors shall have the power, from time to time and at any time, when the stockholders are not assembled at a meeting, to increase or decrease their own number, within the maximum and minimum limitations specified herein, by resolution of the Board of Directors. If the number of directors be increased, all of the additional directors may be elected and classified by a majority of the directors in office at the time of the increase, or, if not so elected prior to the next annual meeting of stockholders, they shall be elected and classified by plurality vote by the stockholders at such annual meeting. Directors need not be stockholders.

     EIGHTH:   In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the bylaws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          To determine whether any, and, if any, what part, of the net profits of the corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

          To fix from time to time the amount of profits of the corporation to be reserved as working capital or for any other lawful purpose.

          To establish bonus, profit-sharing or other types of incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

          Subject to the applicable provisions of the bylaws then in effect, to determine from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the company except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the corporation.

          By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

          No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of the corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors and the contract or transaction is approved in good faith by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum. Any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

          The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in the manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation. The corporation may indemnify, to the full extent it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this paragraph shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.

          In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the Bylaws of the corporation.

     NINTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     TENTH:    Meetings of stockholders and directors may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

     ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     Article Seven may not be amended, altered, changed or repealed without the approval of the holders of 66 & 2/3% of the voting securities of the corporation.

     TWELFTH: No holder of any of the shares of the stock of this corporation of any class shall be entitled as of right to purchase or subscribe for any unissued stock of any class or any additional stock of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or to purchase or subscribe for bonds, certificates of indebtedness, debentures or other securities or obligations convertible into, or carrying any right to purchase, any stock of any class, but any such unissued stock or such additional authorized issue of any stock or other securities or obligations convertible into, or carrying any right to purchase, any stock of any class, may be issued and disposed of pursuant to resolutions of the Board of Directors to such persons, firms, companies or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     THIRTEENTH:    If any person, firm or corporation (collectively referred
to as the "Owner") or any persons, firm or corporation controlling the Owner, controlled by the Owner or under common control with the Owner, or any group of which the Owner or any of the foregoing persons, firms or corporations are members, or any other group controlling the Owner, controlled by the Owner, or under common control with the Owner, owns of record, or owns beneficially, directly or indirectly, more than 5% of any class of equity security of the corporation, then, subject to applicable statutory requirements, any merger or consolidation of the corporation with the Owner, or any sale, lease or exchange of substantially all of the assets of the corporation or the Owner to the other may not be effected without the consent of the holders of a majority of the corporation's securities voted at the meeting called for that purpose, other than those voting securities owned by the Owner, as defined in this Article Thirteen, given in person or by proxy at such meeting.

     The provisions of this Article Thirteen shall not apply to the merger of Fidelity Mortgage Investors, a Massachusetts business trust into the corporation, with the corporation being the surviving entity.

     FOURTEENTH:    No action required or permitted to be taken by the
stockholders of the corporation at any annual or special meeting of such stockholders may be taken except at the annual or a special meeting of stockholders duly called as provided in the Bylaws of the corporation. Special meetings of stockholders may be called at any time by the Board of Directors or the Chairman of the Board; and shall be called by the Board of Directors or the Chairman of the Board at the request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     IN WITNESS WHEREOF said Lifetime Communities, Inc. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Charles C. Ray, Jr., its President and Donna D. Boswell, its Secretary, this 29th day of May, 1986.

ATTEST:


By: /s/  Donna D. Boswell            By: /s/  Charles C. Ray, Jr.
   -----------------------------        --------------------------------
     Secretary                          President



STATE OF FLORIDA

COUNTY OF DUVAL

     Be it remembered that on this 29th of May, A.D., 1986, personally came before me Maria L. Bentley, a notary public in and for the county and state aforesaid, Charles C. Ray, Jr., President of the corporation described in and which executed the foregoing Restated Certificate of Incorporation, known to me personally to be such and he, the said Charles C. Ray, Jr. as such president, duly executed the said certificate before me and acknowledged the same certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

[NOTARY SEAL]                 /s/  Maria L. Bentley
                              -----------------------------------
                              Notary Public

                             CERTIFICATE OF AMENDMENT

                                         OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                                 BEI HOLDINGS, LTD.

                      (Formerly Lifetime Communities, Inc.)


     BEI Holdings, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That at a meeting of the Board of Directors of BEI HOLDINGS,
LTD., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of BEI Holdings, Ltd. be amended by adding as a new Article Fifteenth the language set forth on page A-1 of the Proxy Statement of BEI Holdings, Ltd. dated January 30, 1987, being as follows:

          FIFTEENTH: No director of the corporation shall have, or incur, any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that this provision shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law shall be hereafter repealed or modified, the elimination of liability of a director herein provided shall be to the fullest extent permitted by the Delaware

          General Corporation Law as amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing immediately prior to such repeal or modification.

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, at the annual meeting of shareholders of said corporation, duly called and held upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH:   That the capital of said corporation shall not be reduced
under or by reason of said amendment.

     IN WITNESS WHEREOF, said BEI HOLDINGS, LTD. has caused this certificate to be signed by Gerald E. Eickhoff, its President, and Dennis R. Byerly, its Secretary, this 1st day of April, 1987.

                                        BEI HOLDINGS, LTD.



                                        By:  /s/  Gerald E. Eickhoff
                                           -----------------------------------
ATTEST:                                      Gerald E. Eickhoff, its President


By:  /s/  Dennis R. Byerly
   ---------------------------------
     Dennis R. Byerly, its Secretary

                           CERTIFICATE OF AMENDMENT

                                 OF RESTATED

                         CERTIFICATE OF INCORPORATION

                            OF BEI HOLDINGS, LTD.


     BEI Holdings, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That at a meeting of the Board of Directors of BEI Holdings,
Ltd., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That the Certificate of Incorporation of BEI Holdings, Ltd. be amended by deleting the first sentence of Article Seventh and substituting in lieu thereof the language set forth on page 21 of the Proxy Statement of BEI Holdings, Ltd. dated February 3, 1989, being as follows:

     SEVENTH: The property, affairs and business of the corporation shall be managed by its Board of Directors consisting of not less than seven (7) nor more than fifteen (15) persons. The exact number of directors within the maximum and minimum limitations specified herein shall be fixed from time to time by resolution of the Board of Directors. The directors shall be classified with respect to the time during which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. All directors shall hold office until their successors shall be elected and shall qualify. At the first meeting of the stockholders of the corporation held for the election of such classified Board of Directors, the directors of the first class shall be elected for a term of one year, the directors of the second class for a term of two years, and the directors of the third class for a term of three years. At each annual meeting of stockholders held thereafter, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. The directors shall have the power, from time to time and at any time, when the stockholders are not assembled at a meeting, to increase or decrease their own number, within the maximum and minimum limitations specified herein, by resolution of the Board of Directors. If the number of directors be increased, all of the additional directors may be elected and classified by a majority of the directors in office at the time of the increase, or, if not so elected prior to the next annual meeting of stockholders, they shall be elected and classified by plurality vote by the stockholders at such annual meeting. Directors need not be stockholders.

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, at the annual meeting of shareholders of said corporation, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.

     FOURTH:   That the capital of said corporation shall not be reduced
under or by reason of said amendment.

     IN WITNESS WHEREOF, said BEI Holdings, Ltd. has caused this certificate to be signed by Gerald E. Eickhoff, its President, and James B. Baker, its Secretary, this 29th day of March, 1989.

ATTEST:                                 BEI HOLDINGS, LTD.



  By: /s/ James B. Baker                By: /s/ Gerald E. Eickhoff
      ---------------------------           ---------------------------------
      James B. Baker, Secretary             Gerald E. Eickhoff, its President


[CORPORATE SEAL]

                         CERTIFICATE OF AMENDMENT

                                    OF

                   RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                            BEI HOLDINGS, LTD.

          Pursuant to Section 242 of the General Corporation Law
                         of the State of Delaware

                            _________________

     BEI HOLDINGS, LTD. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    At a meeting of the Board of Directors of the Corporation duly called and held on November 16, 1993, resolutions were duly adopted declaring an amendment to the Restated Certificate of Incorporation of the Corporation to be advisable, which amendment would increase the number of authorized shares of common stock of the Corporation, and recommending that such amendment be submitted to the stockholders of the Corporation for consideration thereof at a Special Meeting of Stockholders. Pursuant to said resolution, the proposed amendment to the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is set forth below:

     FOURTH:   (a) The total number of shares of stock which the
     corporation shall have authority to issue is fifty-five million (55,000,000) shares. Of such total number of authorized shares of stock, fifty million (50,000,000) shares shall be common stock, each share of which common stock shall have a par value of $.05 (five cents), and five million (5,000,000) shares shall be preferred stock, each share of which preferred stock shall have a par value of $1.00 (one dollar) and shall have such voting powers, full or limited, or no voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as may be fixed by resolution of the Board of Directors."

     SECOND:   At a Special Meeting of Stockholders of the Corporation duly called and held on December 30, 1993, the affirmative vote of majority of the votes permitted to be cast by the holders of the outstanding shares of the Corporation's stock was obtained in favor of said amendment with respect to paragraph (a) of Article FOURTH.

     THIRD:    Said amendment was duly adopted in accordance with the
provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Gerald E. Eickhoff, its President and Chief Executive Officer, and attested by Louie Moon, its Secretary, this 30th day of December, 1993.

                              /s/  Gerald E. Eickhoff
                              -------------------------------------
                              Gerald E. Eickhoff
                              President and Chief Executive Officer

Attest:



/s/  Louie Moon
-----------------------------
Louie Moon
Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              BEI HOLDINGS, LTD.

           Pursuant to Section 242 of the General Corporation Law
                           of the State of Delaware
                              _________________

     BEI HOLDINGS, LTD. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST, At a meeting of the Board of Directors of the Corporation duly called and held on March 15, 1994, a resolution was duly adopted declaring an amendment to the Restated Certificate of Incorporation of the Corporation to be advisable, which amendment would change the name of the Corporation from "BEI Holdings, Ltd." to "AMRESCO, INC.," and recommending that such amendment be submitted to the stockholders of the Corporation for consideration thereof at the Annual Meeting of Stockholders. Pursuant to said resolution, the proposed amendment to Article FIRST of the Restated Certificate of Incorporation of the Corporation is set forth below:

          FIRST:   The name of the corporation is: AMRESCO, INC.

     SECOND. At the Annual Meeting of Stockholders of the Corporation duly called and held on May 23, 1994, the affirmative vote of majority of the votes permitted to be cast by the holders of the outstanding shares of the Corporation's stock was obtained in favor of the proposal to change the Corporation's name from "BEI Holdings, Ltd." to "AMRESCO, INC."

     THIRD. Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers, this 23rd day of May, 1994.

                                   By:  /s/   Robert L. Adair III
                                      -------------------------------------
                                        Name: Robert L. Adair III
                                        Title: President


Attest:


By:  /s/   L. Keith Blackwell
   -------------------------------
     Name: L. Keith Blackwell
     Title:  Secretary



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